Proxy Statement April 25, 2011

P.O. Box 9005 Quakertown, PA 18951-9005 TEL (215)538-5600 FAX (215)538-5765

April 25, 2011

Dear Fellow Shareholder:

You are invited to attend QNB Corp.’s 2011 Annual Meeting of Shareholders on Tuesday, May 24, 2011. The meeting will be held at the offices of QNB Bank, 320 West Broad Street, Quakertown, Pennsylvania at 11:00 a.m., Eastern time. Enclosed are the notice of the annual meeting, proxy statement and proxy card for the annual meeting. Our 2010 Annual Report on Form 10-K accompanies these enclosures.

At this year's annual meeting, you are being asked to elect the four Class II director nominees of the Board of Directors, to approve the 2011 Employee Stock Purchase Plan and to ratify the Audit Committee’s appointment of ParenteBeard LLC as QNB Corp.’s independent registered public accounting firm for 2011. These proposals are fully described in the accompanying proxy statement, which you are urged to read carefully.

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY ENDORSED THE NOMINEES FOR ELECTION. WE RECOMMEND THAT YOU VOTE "FOR" ALL FOUR NOMINEES, “FOR” THE ADOPTION OF THE 2011 EMPLOYEE STOCK PURCHASE PLAN AND “FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by completing, signing, dating and returning your proxy card in the enclosed envelope.

If you have any questions with regard to the annual meeting, please contact Jean Scholl at (215) 538-5600, extension 5719.

Thank you for your cooperation and continuing support.

Sincerely,

Thomas J. Bisko
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

QNB CORP.

TO BE HELD ON MAY 24, 2011

TO OUR SHAREHOLDERS:

The 2011 annual meeting of the shareholders of QNB Corp. will be held at the offices of QNB Bank, 320 West Broad Street, Quakertown, Pennsylvania on Tuesday, May 24, 2011, beginning at 11:00 a.m., Eastern time, for the purpose of considering and acting upon the following matters:

(1)	election of the four Class II director nominees of the Board of Directors;

(2)	to approve the Corporation’s 2011 Employee Stock Purchase Plan;

(3)	ratification of the appointment of ParenteBeard LLC as QNB’s independent registered public accounting firm for 2010; and

(4)	such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors fixed the close of business on April 4, 2011 as the record date for the purpose of determining those shareholders entitled to notice of, and to vote at, the annual meeting, either in person or by proxy.

All shareholders are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting, you are requested to complete, date and sign the proxy card, and return it promptly in the enclosed envelope provided. At any time prior to the proxy being voted, it is revocable by written notice to QNB in accordance with the instructions set forth in the enclosed proxy statement, including by voting at the meeting in person.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 24, 2011:  Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the 2011 Annual Meeting of Shareholders are available on the Internet. The proxy statement, the proxy card and the 2010 Annual Report to Shareholders on Form 10-K are available at www.qnb.com under the “Investor Relations” link.

If you plan to attend the annual meeting, please bring photo identification. If your shares are held in the name of a broker or other nominee, please bring with you a letter (and a legal proxy if you wish to vote your shares) from the broker or nominee confirming your ownership as of the record date.

By Order of the Board of Directors,

Charles M. Meredith, III
Secretary
Quakertown, Pennsylvania
April 25, 2011

QNB Corp.
15 North Third Street
P.O. Box 9005
Quakertown, Pennsylvania 18951
(215) 538-5600

PROXY STATEMENT

2011 ANNUAL MEETING OF SHAREHOLDERS – MAY 24, 2011

This proxy statement is being furnished to holders of the common stock, par value $0.625 per share, of QNB Corp. (herein referred to as QNB or the Corporation) in connection with the solicitation of proxies by the Board of Directors for use at the 2011 Annual Meeting of Shareholders.

As of the date of this proxy statement, the Board of Directors knows of no business that will be presented for consideration at the annual meeting other than that referred to in the accompanying Notice of Annual Meeting and described in this proxy statement. As to other business, if any, properly presented at the annual meeting, executed proxies will be voted in accordance with the judgment of the person or persons voting the proxy or the recommendation of the Board of Directors.

The cost of solicitation of proxies will be paid by QNB. QNB will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of QNB’s common stock. In addition to solicitations by mail, directors, officers, and employees of QNB and the Bank may solicit proxies personally, by telephone or other electronic means without additional compensation.

These proxy materials are first being mailed to shareholders on or about April 25, 2011.

Date, Time and Place of Meeting

QNB Corp.’s annual shareholders’ meeting will be held on Tuesday, May 24, 2011, beginning at 11:00 a.m., Eastern time. The meeting will be held at QNB Bank’s (the Bank) offices at 320 West Broad Street, Quakertown, Pennsylvania.

Outstanding Securities; Quorum; Voting Rights; and Record Date

The close of business on April 4, 2011 was fixed as the record date for the purpose of determining those shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements of the meeting. As of the close of business on the record date, QNB had 3,144,146 shares of common stock issued and outstanding.

Shareholders are entitled to one vote for each share of common stock held of record on the record date with respect to each matter to be voted on at the annual meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the common stock on the record date is necessary to constitute a quorum at the annual meeting. We intend to count as present shares present in person but not voting and shares for which we have received proxies but for which the holders of such shares have withheld votes or abstained. We also intend to count as present shares represented by proxies returned by a broker holding shares for a beneficial owner in nominee or street name even if the shares are not entitled to be voted on a particular proposal because the nominee does not have discretionary voting authority with respect to that proposal and has not received instructions from the beneficial owner (commonly referred to as “broker non-votes”).

QNB’s Bylaws and Pennsylvania law govern the vote needed to elect directors, approve the proposal to the adoption of the 2011 Employee Stock Purchase Plan and approve the proposal to ratify the appointment of ParenteBeard LLC as QNB’s independent registered public accounting firm for 2011. In the case of the election of the Class II directors, assuming the presence of a quorum, the four candidates receiving the highest number of votes will be elected to the Board of Directors. With respect to the 2011 Employee Stock Purchase Plan and ratification of the appointment of ParenteBeard LLC, assuming the presence of a quorum, the affirmative vote of a majority of the votes cast is required for approval. Because they are not considered votes cast, abstentions and broker non-votes have no effect on the proposals to approve the 2011 Employee Stock Purchase Plan or to ratify the appointment of ParenteBeard LLC as QNB’s independent registered public accounting firm for 2011.

You may not vote your shares held by a broker in nominee or “street” name at the annual meeting unless you obtain a legal proxy from your broker or holder of record.

Solicitation of Proxies

The Board of Directors is soliciting proxies for use at QNB’s 2011 Annual Meeting of Shareholders.

Voting and Revocability of Proxies

Shares of common stock represented by properly executed proxies will, unless the proxies have previously been revoked, be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated on the proxies, the shares will be voted FOR the election of QNB’s nominees to the Board of Directors, FOR the adoption of the proposed 2011 Employee Stock Purchase Plan and FOR the appointment of ParenteBeard LLC as QNB’s independent registered public accounting firm for 2011. The Board of Directors does not anticipate that any matters will be presented at the annual meeting other than as set forth in the accompanying Notice of Annual Meeting. In the event that any other matters are properly presented at the annual meeting, proxies will be voted at the discretion of the proxy holders as to such matters upon the recommendation of the Board of Directors.

A shareholder of record who executes and returns a proxy has the power to revoke it at any time before it is voted by delivering to Mr. Charles M. Meredith, III, Secretary of QNB, at the offices of QNB, at 320 West Broad Street, P.O. Box 9005 Quakertown, Pennsylvania, 18951, either a written notice of the revocation or a duly executed later-dated proxy, or by attending the annual meeting and voting in person after giving notice of the revocation.

PROPOSAL 1

ELECTION OF THE FOUR CLASS II DIRECTOR NOMINEES

The Board of Directors

QNB’s Articles of Incorporation and Bylaws provide that the Board of Directors consists of ten members divided into three classes, Class I, Class II, and Class III, as nearly equal in number as possible. The four directors currently constituting Class II have been nominated for re-election at the annual meeting. Directors in Class III and Class I will hold office until the 2012 and 2013 annual meetings, respectively.

The Class II Director Nominees of the Board of Directors

At the annual meeting, four Class II directors will be elected. Each director so elected will hold office until the 2014 Annual Meeting of Shareholders and until his or her successor in office is duly qualified and elected.

To the extent given discretion, the persons named in the accompanying proxy intend to vote FOR each of the nominees listed below. Each nominee has consented to being nominated as a director and, as far as the Board of Directors and management of QNB are aware, will serve as a director if elected. In the event that any nominee should decline to serve or be unable to serve, the persons named in the accompanying proxy may vote for the election of such person or persons as the Board of Directors recommends.

Set forth on the following pages, we include the following information with respect to each director and director nominee:

•	their names and ages;
•	the years they first became directors of QNB and the Bank;
•	their principal occupations and other directorships over the past five years; and
•	a brief discussion of the specific experience, qualifications, attributes or skills that led to our Board’s conclusion that the person should serve as a director.

Voting Requirements

The four director candidates are required to be elected by a plurality of the total votes cast. Thus, the four persons receiving the highest number of votes will be elected. Votes may be cast in favor or withheld for any or all of the nominees.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT EACH OF THESE
NOMINEES BE ELECTED AS A CLASS II DIRECTOR.

CURRENT CLASS II DIRECTORS AND NOMINEES FOR THREE YEAR TERM EXPIRING IN 2014

Kenneth F. Brown, Jr.
Director of QNB and the Bank since 1993
Age 55

Mr. Brown is the President of McAdoo & Allen, Inc., a manufacturer of pigment dispersions and high performance coatings (September 1989 to present). Mr. Brown also serves or has served as a Director and Trustee for various local nonprofit organizations including the Upper Bucks YMCA and St. Luke’s Quakertown Hospital. Mr. Brown’s success in building and managing McAdoo and Allen, Inc. along with his prominent role in the community and years of service as a director of QNB give Mr. Brown the qualifications and skills to serve as a director of QNB.

Anna Mae Papso
Director of QNB and the Bank since 2004
Age 67

Ms. Papso retired from West Pharmaceutical Services, Inc., a manufacturer of specialized pharmaceutical packaging and medical device components in 2001. Ms. Papso served as a Corporate Vice President and Chief Financial Officer from 2000 to 2001 and prior thereto as Vice President and Corporate Controller from 1989 to 2000. Ms. Papso’s educational background includes a Bachelor of Science degree in business administration and a Masters of Business Administration, both from Drexel University. The Board believes that Ms. Papso’s financial, business and accounting experience at publicly traded companies as well as her background in public accounting give her the qualifications and skills to serve as a QNB director.

Henry L. Rosenberger
Director of QNB and the Bank since 1984
Age 65

Mr. Rosenberger owns and operates Tussock Sedge Farms and is a Director of Wood Composite Technologies, Inc. (2000 to present). Mr. Rosenberger was the President of Rosenberger Companies, Ltd., a cold storage company from 1998 to 2006. Mr. Rosenberger is very active in the local community and served as President of Dock Woods Community, Inc., a retirement community, from 1992 to 2002 and was a Director of Dock Woods Community, Inc. from 1978 to December 2002. The Board believes that Mr. Rosenberger’s business experience combined with his years of service on the board and his prominence in the community give him the qualifications to serve as a director of QNB.

Edgar L. Stauffer
Director of QNB since 1984
Director of the Bank since 1983
Age 73

Prior to his retirement, Mr. Stauffer was Co-Owner, President, Vice President and Secretary of Stauffer Manufacturing Corporation, a manufacturer and importer of industrial work gloves and safety equipment and Co-Owner and President of H. Texier Glove Corporation. Mr. Stauffer serves on the Boards of various nonprofit organizations. Mr. Stauffer’s educational background includes a Bachelor of Science degree in Commerce and Finance from Bucknell University. Mr. Stauffer’s business experience combined with his years of service on the board and his prominence in the community give him the qualifications to serve as a director of QNB.

Continuing Directors Serving Until 2012 (Class III Directors)

Thomas J. Bisko
Director of QNB since 1986
Director of the Bank since 1985
Age 63

Mr. Bisko has been the Chief Executive Officer of QNB and the Bank from March 1988 to present. Mr. Bisko served as the President of QNB from May 1986 to September 2010 and the President of the Bank from September 1985 to September 2010. Mr. Bisko has also held the position of Treasurer of QNB since February 1986. Prior to joining QNB, Mr. Bisko was an examiner for the Office of the Comptroller of the Currency and a consultant with a firm specializing in the banking industry. Mr. Bisko served on many local Boards including St. Luke’s Quakertown Hospital and the Upper Bucks YMCA. Mr. Bisko’s educational background includes a Bachelor of Science degree from King’s College. The Board believes Mr. Bisko’s career in banking gives him the qualifications and skills to serve as a QNB director.

Dennis Helf
Chairman of the Board since 2002
Director of QNB since 1997
Director of the Bank since 1996
Age 64

Mr. Helf has been a Registered Investment Advisor since 1995 and has over 30 years of experience investing in community bank stocks. Prior to 1995 Mr. Helf was the managing partner in a law firm and spent 22 years representing five financial institutions in all facets of the law affecting financial institutions with a particular concentration in commercial lending and workouts. Mr. Helf served on the Board of Sellersville Savings & Loan and has long-term involvement with many nonprofit organizations in QNB’s market area. Mr. Helf’s educational background includes a Bachelor of Arts degree from Muhlenberg College, a Juris Doctorate from Villanova School of Law and a Masters in Tax Law from Temple University Law School. The Board believes that Mr. Helf’s extensive legal and business experience in the financial services industry gives him the qualifications and skills to serve as a QNB director.

G. Arden Link
Director of QNB since 2001
Director of the Bank since 1997
Age 71

Mr. Link is the owner of Link Beverages, Inc., a beverage distributor in Coopersburg PA. Mr. Link is actively involved in various service organizations in the Southern Lehigh area. Mr. Link’s business experience combined with his years of service on the board and his prominence in the community give him the qualifications to serve as a director of QNB.

Continuing Directors Serving Until 2013 (Class I Directors)

Charles M. Meredith, III
Director of QNB since 1984
Director of the Bank since 1968
Secretary of QNB and the Bank since 1994
Age 75

Mr. Meredith is a newspaper columnist as well as the Owner of Franklin & Meredith Inc., a commercial publisher. Over the years Mr. Meredith has served as a Director and Trustee for various local organizations including the Upper Bucks YMCA, the American Automobile Association (AAA), the Lehigh Valley Community Foundation and the Quakertown Rotary. Mr. Meredith was also an elected Bucks County Commissioner (1966 through 1972). Mr. Meredith’s educational background includes a Bachelor’s Degree from the Wharton School of Business at the University of Pennsylvania. The Board believes that Mr. Meredith’s business and public service experience along with his years of service as a director of QNB and the Bank give him the qualifications and skills to serve as a QNB director.

Gary S. Parzych
Director of QNB and the Bank since 1995
Age 55

Mr. Parzych is the President of Eugene T. Parzych, Inc., a construction company (1980 to present), President of Finland Leasing Company, Inc., a real estate holding company (1986 to present), a Partner in G & T Properties, a real estate holding company (1999 to present) and  President of Gargen Incorporated a sporting goods dealer (2008 to present). Mr. Parzych was a Quakertown School Board director from 1987 to 2004 and is currently a Trustee for the Upper Bucks YMCA. Mr. Parzych is also involved in other service organizations. Mr. Parzych’s business experience and his knowledge of the construction industry along with his years of service as a director provide the Board with valuable industry experience and knowledge of QNB.

Bonnie L. Rankin
Director of QNB and the Bank since 2007
Age 57

Ms. Rankin retired from Harleysville Group, Inc. in 2009 after 23 years of officer level responsibility with the Harleysville Insurance organization.  Her executive experience spans multiple disciplines with positions including Vice President of Learning and Development (July 2008-January 2009), Senior Vice President/Vice President of Strategic Planning (2004-June 2008), Chief Service Officer and Senior Vice President of Business Process Consulting (2000-2004), and President & Chief Operating Officer of Harleysville Insurance of New York (1996-2000).  Ms. Rankin holds a Master of Science degree from the University of Pennsylvania and a Bachelor of Arts degree from Millersville University. She has earned the Chartered Property Casualty Underwriter (CPCU) and Certified Insurance Counselor (CIC) designations and completed advanced certificate programs at University of Pennsylvania’s Wharton School and University of Michigan’s Ross School of Business. Ms. Rankin’s broad senior level experience with a public company and her expertise in strategic planning and organizational development give her the qualifications and skills to serve as a director of QNB.

EXECUTIVE OFFICERS OF QNB AND/OR THE BANK

The following list sets forth the names of the executive officers of QNB, and other significant employees of the Bank, their respective ages, positions held, recent business experience with QNB and the Bank, and the period they have served in their respective capacities.

Thomas J. Bisko
Age 63; Chief Executive Officer of QNB and the Bank from March 1988 to present; President of QNB from May 1986 to September 2010; Treasurer of QNB from February 1986 to present; President of the Bank from September 1985 to September 2010.

David W. Freeman
Age 54; President of QNB and the Bank from September 2010 to present; Division President of the Drovers Bank Division of Fulton Bank from March 2002 to March 2010.

Bret H. Krevolin
Age 48; Chief Financial Officer of QNB from May 2003 to present; Executive Vice President/Chief Financial Officer of the Bank from January 2000 to present; Senior Vice President/Chief Financial Officer of the Bank from January 1995 to December 1999; Vice President/Controller of the Bank from August 1989 to December 1994.

Scott G. Orzehoski
Age 45; Senior Vice President/Chief Lending Officer of the Bank from January 2002 to present; Vice President/Commercial Lending Officer of the Bank from August 1997 to December 2001; Assistant Vice President/Commercial Lending Officer of the Bank from February 1996 to July 1997.

Dale A. Wentz
Age 55; Senior Vice President/Retail Banking of the Bank from October 2008 to present; Vice President, Fairmont Quality Service & Sales Development, Frederick, PA from March 1999 to September 2008.

PROPOSAL 2

TO APPROVE AND ADOPT THE QNB CORP.
2011 EMPLOYEE STOCK PURCHASE PLAN

Summary Plan Description

On March 22, 2011, the Board of Directors adopted the 2011 Employee Stock Purchase Plan, subject to approval by the shareholders at the annual meeting.  The QNB Corp. Employee Stock Purchase Plan (the Plan) offers eligible employees an opportunity to purchase from the corporation shares of QNB Corp. common stock, $0.625 par value, at a 10% discount from the fair market value as determined in accordance with the terms of the Plan.  An employee is considered eligible to participate in the Plan if they have had at least one year of continuous service to QNB preceding the offering date.  Employees who are regularly scheduled to work 20 hours or less a week are not eligible to participate in the Plan.  As of February 28, 2011, there were 144 employees eligible to participate in the Plan.  As of February 28, 2011, there were 52 employees participating in the current plan.

Purchases under the Plan will be made by payroll deductions over a six month offering period.  The purpose of the Plan is to provide an incentive for eligible employees to remain in the employ of QNB and to devote their best efforts to its success by affording such employees an opportunity to acquire the common stock in a convenient and advantageous manner and to maintain a proprietary interest in QNB.

The Plan is intended to be an “Employee Stock Purchase Plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended.  The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, nor is it qualified under Section 401(a) of the Code.  The Plan document is attached as Exhibit A to this proxy statement.

Duration of the Plan

The Plan will remain in effect until (i) terminated by action of the Board of Directors of QNB, (ii) all common stock subject to the Plan has been purchased by the employees, or (iii) June 1, 2016, whichever occurs first.  A maximum of 30,000 shares of common stock may be issued under the Plan.

One or more offerings to purchase common stock will be made during the term of the Plan.  It is anticipated that additional offerings of six months each will be made under the Plan commencing on June 1 and December 1 of each year during the term of the Plan.  The initial offering, pending shareholder approval, will commence on June 1, 2011.

New Plan Benefits
No awards have been granted to date under the Plan.  The amount of common stock that may be received or allocated to any individual under the Plan, or that would have been received by or allocated to any individual under the Plan if the Plan had been in effect during the last fiscal year, is not determinable, as all such determinations under the Plan are made by the Board at its discretion.

Equity Compensation Plan Information
The following table summarizes QNB’s equity compensation plan information as of December 31, 2010. Information is included for both equity compensation plans approved by QNB shareholders and equity compensation plans not approved by QNB shareholders.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by QNB shareholders
1998 Stock Option Plan	109,640	$22.20	-
2005 Stock Option Plan	60,875	20.53	116,300
2006 Employee Stock Purchase Plan	-	-	2,380
Equity compensation plans not approved by QNB shareholders
None	-	-	-
Totals	170,515	$21.60	118,680

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE 2011 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF
 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011

Independent Registered Public Accounting Firm

Our Board’s Audit Committee is comprised entirely of directors who are independent pursuant to the rules adopted by the Securities and Exchange Commission (SEC) and the corporate governance standards promulgated by the NASDAQ Stock Market. Among other things, the Board has determined that each member has a general understanding of finance and accounting practices. The Board made these determinations in its business judgment, based on its interpretation of the Nasdaq Stock Market’s requirements for audit committee members.

Under the Audit Committee’s charter, the Committee is responsible for selecting QNB’s independent registered public accounting firm. The Committee evaluates and monitors the auditors’ qualifications, performance and independence. You can learn more about the committee’s responsibilities with respect to the independent registered public accounting firm in the Committee’s charter, which is available on QNB’s website at www.qnb.com under “Governance Documents”.

Based on the recommendation of the Audit Committee, the Board unanimously recommends that shareholders vote to ratify the Audit Committee’s selection of ParenteBeard LLC as QNB’s independent registered public accounting firm for 2011.

Representatives of ParenteBeard LLC will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions presented at the Annual Meeting.

Voting Requirements

The affirmative vote of a majority of the votes cast at the meeting, assuming the presence of a quorum, is required for the adoption of this Proposal.

In the event that the shareholders do not ratify the selection of ParenteBeard LLC, the selection of QNB’s independent registered public accounting firm will be reconsidered by the Audit Committee. The Committee will be under no obligation, however, to select a new independent registered public accounting firm. If the Committee does select a new independent registered public accounting firm for 2011, we will not seek shareholder ratification of the new independent registered public accounting firm selected by the Committee.

RECOMMENDATION

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PARENTEBEARD LLC AS QNB’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011.

BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS

The following table sets forth, as of April 4, 2011, the number of shares of common stock, par value $0.625 per share, beneficially owned by each current director and nominee for director, by each named executive officer, and by all directors, nominees and executive officers of QNB and the Bank, as a group. Unless otherwise indicated, shares are held individually and not pledged as security. The address for each person is 320 West Broad Street, P.O. Box 9005, Quakertown, Pennsylvania 18951.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class (2)
Thomas J. Bisko	48,452	(3)	1.49%
Kenneth F. Brown, Jr.	150,100	(4)	4.62%
David W. Freeman	818		*
Dennis Helf	31,372	(5)	*
Bret H. Krevolin	28,665	(6)	*
G. Arden Link	8,440	(7)	*
Charles M. Meredith III	57,789	(8)	1.78%
Scott G. Orzehoski	19,738	(9)	*
Anna Mae Papso	2,940		*
Gary S. Parzych	9,258	(10)	*
Bonnie L. Rankin	2,000		*
Henry L. Rosenberger	38,872	(11)	1.20%
Edgar L. Stauffer	102,063	(12)	3.14%
Dale A. Wentz	1,219		*
Current Directors, Nominees & Executive Officers as a Group (14 persons)	501,708	(13)	15.44%

*	Less than 1.00%

(1)
The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the SEC and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities as to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after April 4, 2011. Beneficial ownership may be disclaimed as to certain of the securities.

(2)	Numbers are rounded-off to the nearest one-hundredth percent.
(3)	Includes 19,407 shares owned jointly by Mr. Bisko with his wife, Barbara, 325 shares held in her individual capacity, and 23,800 options.
(4)	Includes 148,336 shares owned jointly by Mr. Brown with his wife, Pamela.
(5)	Includes 22,043 shares owned jointly by Mr. Helf with his wife, Mary.
(6)	Includes 6,915 shares owned jointly by Mr. Krevolin with his wife, Susan, and 21,750 options.
(7)	Includes 2,389 shares owned jointly by Mr. Link with his wife, Dorothy.
(8)
Includes 13,527 shares owned jointly by Mr. Meredith with his wife, Elizabeth, 5,030 shares held in her individual capacity, and 3,738 shares held of record by Franklin & Meredith, Inc, a commercial publishing company owned by Mr. Meredith.

(9)	Includes 15,900 options.
(10)	Includes 2,589 shares owned by Mr. Parzych’s wife, Karen, and 2,724 shares held of record by Eugene T. Parzych, Inc., a construction company owned by Mr. Parzych.
(11)	Includes 8,796 shares owned by Mr. Rosenberger’s wife, Charlotte.
(12)	Includes 65,034 shares owned jointly by Mr. Stauffer with his wife, Mary Blake, and 10,664 shares held in her individual capacity.
(13)
Includes 105,725 options, in the aggregate which are exercisable within 60 days of the record date; thus, the percentage ownership calculation is based upon an aggregate of 3,249,871 shares outstanding.

GOVERNANCE OF THE CORPORATION

Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote this purpose, are sound and represent best practices. We continually review these governance practices, Pennsylvania law (the state in which we are incorporated), the rules and listing standards of the Nasdaq Stock Market and SEC regulations, as well as best practices suggested by recognized governance authorities.

The structure of the Corporation’s Board leadership consists of an independent non-employee Chairman, Mr. Helf, a non-independent Principal Executive Officer, Thomas Bisko, and eight other independent non-employee directors. The independent directors of the Board meet separately at least twice a year without management present. Additionally, the Corporation has an active Board Committee structure in which members of the Board of Directors attend and actively participate in the following Committees: Asset & Liability Management Committee, Audit Committee, Compensation Committee, Executive Committee, Investment Committee, Loan Committee, Nominating and Governance Committee, Strategic Planning Committee and Wealth Management Committee. The active participation in these Committees in addition to the monthly Board of Directors’ meetings provides the independent members of the Board the necessary insight into the daily operations of the Corporation. The Board believes that this Board leadership structure most effectively represents the best interests of shareholders in maximizing value.

Currently, our Board of Directors has 10 members. Under the rules adopted by the Securities and Exchange Commission and Nasdaq Stock Market for independence, Kenneth F. Brown, Jr., Dennis Helf, G. Arden Link, Charles M. Meredith, III, Anna Mae Papso, Gary S. Parzych, Bonnie L. Rankin, Henry L. Rosenberger and Edgar L. Stauffer meet the standards for independence. These directors represent more than a majority of our Board of Directors.

Our Board of Directors determined that the following director was not independent within the meaning of the rules and listing standards of the Nasdaq Stock Market: Thomas J. Bisko, Chief Executive Officer of QNB.

Our Board of Directors has determined that a lending relationship resulting from a loan made by the Bank to a director would not affect the determination of independence if the loan complies with Regulation O under the federal banking laws. Our Board of Directors also determined that maintaining with the Bank a deposit, savings or similar account by a director or any of the director’s affiliates would not affect the determination of independence if the account is maintained on the same terms and conditions as those available to similarly situated customers. Additional categories or types of transactions or relationships considered by our Board of Directors regarding director independence include, but are not limited to, vendor or contractual relationships with directors or their affiliates.

Risk Management

The management of risk is fundamental to the business of banking and integral to the daily operations of the Corporation. The Board of Directors oversees the Risk Management functions of the Corporation through policies which are reviewed at least on an annual basis and by representation on Loan Committee, Investment Committee and the Asset & Liability Committee. The minutes from these Committees are reported into the full Board of Directors. Currently, QNB does not have a Chief Risk Officer or an Enterprise Risk Management Committee.

Code of Ethics

We have adopted a Code of Ethics for directors, officers and employees of QNB and the Bank. It is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws as well as other matters. A copy of the Code of Ethics is posted on our website at http://www.qnb.com.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS OF QNB AND THE BANK

Set forth below is a list of each of our current board members and our current Board committee members. The respective chairperson of each of the Board committees is also noted below. Each current director of QNB is also a current member of the Bank’s Board of Directors.

Board Member	Board	Audit	Compensation	Executive	Nominating
Thomas J. Bisko	X			X
Kenneth F. Brown, Jr.	X			X
Dennis Helf	C		X	C
G. Arden Link	X				X
Charles M. Meredith, III	X	X	X	X	X
Anna Mae Papso	X	C
Gary S. Parzych	X				X
Bonnie L. Rankin	X		X		C
Henry L. Rosenberger	X	X	X
Edgar L. Stauffer	X	X	C	X

Meetings Held in 2010	14	5	3	6	1
C – Chairperson

All current directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors (held for the period for which he or she has been a director) and the total number of meetings held by all committees of the Board of Directors on which he or she served (during the periods that he or she served).

QNB has no specific policy requiring directors to attend the Annual Meeting of Shareholders; however, director attendance is strongly encouraged. All current members of the Board of Directors were present at the 2010 Annual Meeting of Shareholders. It is anticipated that all members of the Board of Directors will be attending the 2011 Annual Meeting of Shareholders.

QNB’s Board of Directors established and maintains the following committees, among others:

Audit Committee. The Audit Committee recommends the engagement and dismissal of the independent registered public accounting firm, reviews their annual audit plan and the results of their auditing activities, and considers the range of audit and non-audit fees. It also reviews the general audit plan, scope and results of QNB's procedures for internal auditing. The reports of examination of QNB and its subsidiary by bank regulatory examiners are also reviewed by the Audit Committee. The Audit Committee also reviews all SEC filings and earnings press releases. The Audit Committee meets with management and the auditors prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, the adequacy of the design and operation of internal controls, including significant deficiencies identified, if any.

All members of the Audit Committee are non-executives and are independent directors pursuant to the rules adopted by the SEC and the corporate governance standards promulgated by the Nasdaq Stock Market. In determining whether a director is independent for purposes of each of the above stated guidelines, the Board of Directors must affirmatively determine that the directors on the Audit Committee do not, among other things, accept any consulting, advisory, or other compensatory fee from QNB. Applying these standards, the Board of Directors has determined that all of the directors on the Audit Committee are independent. The members of QNB’s Audit Committee are Directors Meredith, Papso, Rosenberger and Stauffer.

The Board of Directors has determined that Anna Mae Papso meets the requirements adopted by the SEC and Nasdaq Stock Market for qualification as an Audit Committee financial expert. Ms. Papso has past employment experience as a Corporate Vice President, Chief Accounting Officer and Chief Financial Officer providing her with diverse and progressive financial management experience, as well as expertise in internal controls and U.S. accounting rules and SEC reporting. An Audit Committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity or accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

The identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than those that are imposed on such person as a member of the Audit Committee and the Board of Directors in the absence of such identification. Moreover, the identification of a person as an audit committee financial expert for purposes of the regulations of the SEC does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors. Additionally, a person who is determined to be an Audit Committee financial expert will not be deemed an “expert” for purposes of Section 11 of the Securities Act of 1933.

The Audit Committee operates under a formal charter that governs its duties and conduct. The Audit Committee Charter is available on our website at www.qnb.com.

The Audit Committee has also adopted a Whistleblower Policy to enable confidential and anonymous reporting of questionable accounting or auditing matters, fraudulent activities, or misconduct to the Audit Committee. The policy also is available on our website at www.qnb.com.

Compensation Committee. The Compensation Committee's primary functions are to review and approve key executive salaries and salary policy, determine the salary of the Chief Executive Officer and the President and to administer equity compensation plans. In formulating its recommendations for the other executive officers, the Compensation Committee will consider information provided by Mr. Bisko and Mr. Freeman related to subordinate executives.  In addition, the Committee reviews the general guidelines on compensation for all employees. The Board of Directors has determined that all of the directors serving on the Compensation Committee are independent for the purposes of the rules adopted by the SEC and the corporate governance standards promulgated by the Nasdaq Stock Market. The Compensation Committee has a formal charter which is available on our website at www.qnb.com. The members of the Compensation Committee are Directors Helf, Meredith, Rankin, Rosenberger and Stauffer.

Executive Committee. The Executive Committee is authorized to exercise all of the authority of the Board of Directors in the management of QNB between Board meetings, unless otherwise provided in QNB’s Bylaws. The members of the Executive Committee are Directors Bisko, Brown, Helf, Meredith and Stauffer.

Nominating Committee. The Board of Directors has determined that all of the directors serving on the Nominating Committee are independent for the purposes of the rules adopted by the SEC and the corporate governance standards promulgated by the Nasdaq Stock Market. The principal duties of the Nominating Committee include developing and recommending to the Board criteria for selecting qualified director candidates, identifying individuals qualified to become Board members, evaluating and selecting, or recommending to the Board, director nominees for each election of directors, considering committee member qualifications, appointment and removal, recommending codes of conduct and codes of ethics applicable to the Corporation and providing oversight in the evaluation of the Board and each committee. The Nominating Committee has no formal process for considering director candidates recommended by shareholders, but the Nominating Committee will consider such candidates and its policy is to give due consideration to all candidates. If a shareholder wishes to recommend a director candidate as a possible nominee for the 2012 annual meeting of shareholders, the shareholder should mail the name, background and contact information for the candidate to the Nominating Committee at the Corporation's offices at P.O. Box 9005, Quakertown, PA 18951 no later than April 8, 2012. The Nominating Committee has a formal charter which is available on our website at www.qnb.com. Members of the Nominating Committee include Directors Link, Meredith, Parzych and Rankin.

In considering individual director candidates, the Nominating Committee considers individuals who, in the judgment of the Committee, would be best qualified to serve on the Board. The Nominating Committee does not specifically consider diversity of gender or ethnicity in fulfilling its responsibilities to select qualified and appropriate director candidates. Instead, the Committee will seek to balance the existing skill sets of current Board members with the need for other diverse skills and qualities that will complement the Corporation’s strategic vision. All director candidates are evaluated based on general characteristics and specific talents and skills needed to increase the Board’s effectiveness. Additionally, all candidates must possess an unquestionable commitment to high ethical standards and have a demonstrated reputation for integrity.

AUDIT COMMITTEE REPORT

Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, QNB’s Audit Committee submits the following report:

Audit Committee Report to Board of Directors

The Board of Directors has formally adopted an Audit Committee Charter setting forth the Committee's duties. The Charter delegates to the Committee responsibility for overseeing QNB's financial reporting process. In that connection, the Committee has discussed and reviewed the Corporation's audited financial statements for 2010 with management and ParenteBeard LLC, QNB's independent registered public accounting firm.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control. ParenteBeard LLC is responsible for expressing an opinion on the conformity of QNB's audited financial statements with generally accepted accounting principles.

In discharging its responsibilities, the Committee's review of the Corporation's financial statements for 2010 included discussion of the quality, not just the acceptability, of the accounting principles used, the reasonableness of significant judgments made, and the clarity, consistency and completeness of disclosures in such financial statements with management and ParenteBeard LLC, as required by U.S. Auditing Standards Section AU380, Communication with Audit Committees.

The Audit Committee has considered the compatibility of non-audit services provided by ParenteBeard LLC with the maintenance of QNB's registered public accounting firm's independence. ParenteBeard LLC has provided written disclosures and a letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding its firm's communications with the Audit Committee concerning independence. These disclosures have been reviewed by the Audit Committee and discussed with management and ParenteBeard LLC.

The Committee discussed with QNB's internal auditors and ParenteBeard LLC the overall scope and plans for their respective audits, and met with both firms, with and without management present, to discuss the results of their examinations, their evaluations of QNB's internal controls and the overall quality of QNB's financial reporting process.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

Respectfully submitted,
THE AUDIT COMMITTEE

Anna Mae Papso, Chairperson
Charles M. Meredith, III
Henry L. Rosenberger
Edgar L. Stauffer

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee has a policy for the pre-approval of services provided by the independent registered public accounting firm. The policy requires the Audit Committee to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit related services, tax services, and other services. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case by case basis. The Audit Committee has delegated to the Chairperson of the Audit Committee authority to pre-approve services not prohibited by law to be performed by our independent registered public accounting firm and associated fees up to a maximum for any one service of $5,000. All of the services related to the Audit Related Fees, Tax Fees, and All Other Fees described below were approved by the Audit Committee pursuant to the pre-approval provisions set forth in applicable rules issued by the SEC and the Audit Committee’s pre-approval policy.

Audit Fees, Audit Related Fees, Tax Fees, and All Other Fees

ParenteBeard LLC was QNB’s independent registered public accounting firm for 2010 and from October 1, 2009 through December 31, 2009 while Beard Miller Company LLP was QNB’s independent registered public accounting firm during the interim period from January 1, 2009 through October 1, 2009.

On October 1, 2009, the audit practice of Beard Miller Company LLP (“Beard”), an independent registered public accounting firm, was combined with ParenteBeard LLC (“ParenteBeard”) in a transaction pursuant to which Beard combined its operations with ParenteBeard and certain of the professional staff and partners of Beard joined ParenteBeard either as employees or partners of ParenteBeard. On October 1, 2009, Beard resigned as the auditors of QNB and with the approval of the Audit Committee of QNB’s Board of Directors, ParenteBeard was engaged as its independent registered public accounting firm.

Prior to engaging ParenteBeard, QNB did not consult with ParenteBeard regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by ParenteBeard on QNB’s financial statements, and ParenteBeard did not provide any written or oral advice that was an important factor considered by QNB in reaching a decision as to any such accounting, auditing or financial reporting issue.

Aggregate fees billed to QNB by ParenteBeard LLC for services rendered are presented below.

	2010	2009
Audit fees	$100,291	$93,155
Audit related fees	8,200	10,900
Audit and audit related fees	108,491	104,055
Tax fees	11,200	1,775
All other fees	15,000	-
Total fees	$134,691	$105,830

Audit Fees include professional services rendered for the audit of QNB’s annual financial statements and review of financial statements included in Forms 10-Q, including out-of-pocket expenses.

Audit Related Fees include assurance and related services reasonably related to the performance of the audit or review of the financial statements including the following: employee benefit plan audits for 2010 and 2009 and consent procedures in regards to Form S-3 registration statement filing for 2009.

Tax Fees include fees billed for tax consultation and tax compliance services.

All Other Fees would include fees billed for products and services other than the services reported under the Audit Fees, Audit Related Fees, or Tax Fees sections of the table above.

A representative of ParenteBeard LLC is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and be available to respond to appropriate questions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee makes recommendations to the Board of Directors concerning general guidelines on compensation of employees and specific recommendations for Mr. Bisko and Mr. Freeman. The Compensation Committee is composed entirely of the following five independent outside directors:  Stauffer, Rosenberger, Rankin, Meredith, and Helf. No member of the Compensation Committee during fiscal year 2010 was an officer or employee of the Corporation or its subsidiary or was formerly an officer of the Corporation or its subsidiary. No member of the Compensation Committee had any relationship or transaction with the Corporation requiring disclosure under applicable SEC rules.

EXECUTIVE COMPENSATION

The following table is a summary of the compensation for the past two years earned by the principal executive officer and two other named executive officers:

Summary Compensation Table
						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation		Total
Name and Position	Year	($)(1)	($)	($)	($)(2)	($)	($)		($)
Thomas J. Bisko	2010	$300,000	$9,000	$0	$7,510	N/A	$30,614	(3)	$347,124
Principal Executive Officer	2009	275,000	-	0	7,053	N/A	29,514	(3)	311,567

Bret H. Krevolin	2010	195,000	5,850	0	6,884	N/A	15,600	(4)	223,334
Principal Financial Officer	2009	177,488	-	0	6,510	N/A	15,314	(4)	199,312

Scott G. Orzehoski	2010	150,000	4,500	0	6,509	N/A	12,930	(5)	173,939
Senior Vice President	2009	136,177	-	0	6,185	N/A	11,897	(5)	154,259

(1)	“Salary” is the actual base pay compensation paid through December 31, 2010.

The annual base salaries for the named executive officers for 2011 are as follows:
Thomas J. Bisko	$310,000
Bret H. Krevolin	$201,825
Scott G. Orzehoski	$155,250

(2)
The amounts reported in the column reflect the aggregate fair value computed in accordance with FASB ASC Topic 718. This method of reporting uses the aggregate grant date fair value.  All of the option awards vest ratably over a three-year period. The assumptions used to arrive at the estimated fair value using the Black-Scholes option pricing model are disclosed in Note 1 to our consolidated financial statements included in our 2010 Annual Report on Form 10-K.

(3)
Includes the Bank's contributions on behalf of Mr. Bisko to the Retirement Savings Plan of $19,600 and $19,600; country club membership dues of $9,348 and $8,898; and reimbursement of spousal travel and entertainment expense of $1,666 and $1,016 for 2010 and 2009, respectively.

(4)
Includes the Bank's contributions on behalf of Mr. Krevolin to the Retirement Savings Plan of $15,600 and $14,199, and reimbursement of spousal travel and entertainment expense of $0 and $1,115 for 2010 and 2009, respectively.

(5)
Includes the Bank's contributions on behalf of Mr. Orzehoski to the Retirement Savings Plan of $12,000 and $10,894; country club membership dues of $880 and $880; and reimbursement of spousal travel and entertainment expense of $50 and $123 for 2010 and 2009, respectively.

Stock Option Grants for 2010

On February 16, 2010, the Corporation granted 3,000, 2,750 and 2,600 stock options, exercisable at $17.25 per share, to Messrs. Bisko, Krevolin and Orzehoski, respectively, under the Corporation’s existing stock option program.

The stock options are all subject to a five-year term and vest ratably over a three-year period from the grant date.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning exercisable and unexercisable stock options held by each named executive officer as of December 31, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

Option Awards
		Number of	Number of	Equity Incentive Plan
		Securities	Securities	Awards: Number of
		Underlying	Underlying	Securities Underlying	Option
		Unexercised	Unexercised	Unexercised Unearned	Exercise	Option
	Option	Options	Options	Options	Price	Expiration
Name	Grant Date	(#) Exercisable	(#) Unexercisable	(#)	($)	Date (1)
Thomas J. Bisko	1/16/2001	3,360		0	13.30	1/16/2011
	1/15/2002	6,000		0	16.13	1/15/2012
	1/21/2003	6,000		0	20.00	1/21/2013
	4/27/2004	2,800		0	33.25	4/27/2014
	1/18/2005	3,000		0	32.35	1/18/2015
	1/17/2006	3,000		0	26.00	1/17/2011
	1/16/2007	3,000		0	25.15	1/16/2012
	1/15/2008		3,000	0	21.00	1/15/2013
	1/20/2009		3,250	0	17.15	1/20/2014
	2/16/2010		3,000	0	17.25	2/16/2015

Bret H. Krevolin	1/16/2001	3,360		0	13.30	1/16/2011
	1/15/2002	5,500		0	16.13	1/15/2012
	1/21/2003	5,500		0	20.00	1/21/2013
	4/27/2004	2,500		0	33.25	4/27/2014
	1/18/2005	2,750		0	32.35	1/18/2015
	1/17/2006	2,750		0	26.00	1/17/2011
	1/16/2007	2,750		0	25.15	1/16/2012
	1/15/2008		2,750	0	21.00	1/15/2013
	1/20/2009		3,000	0	17.15	1/20/2014
	2/16/2010		2,750	0	17.25	2/16/2015

Scott G. Orzehoski	1/16/2001	1,680		0	13.30	1/16/2011
	1/15/2002	2,800		0	16.13	1/15/2012
	1/21/2003	2,800		0	20.00	1/21/2013
	4/27/2004	2,500		0	33.25	4/27/2014
	1/18/2005	2,600		0	32.35	1/18/2015
	1/17/2006	2,600		0	26.00	1/17/2011
	1/16/2007	2600		0	25.15	1/16/2012
	1/15/2008		2,600	0	21.00	1/15/2013
	1/20/2009		2,850	0	17.15	1/20/2014
	2/16/2010		2,600	0	17.25	2/16/2015

(1) Options vest after a 3 year period, commencing upon the date of grant.

Employment Agreements

QNB and Mr. Bisko, Chief Executive Officer of QNB and the Bank, are parties to an employment agreement that terminates on December 31, 2013; provided however, that the employment agreement may be terminated by either party upon three years' prior written notice. Under the terms of the employment agreement, Mr. Bisko may be discharged at any time for just and proper cause, which includes:

(1)	his failure to properly perform his duties;

(2)	his violation of any covenants or commitments set forth in the Agreement;

(3)	his failure or refusal to comply with the proper and reasonable written policies or directives of the Board which do not violate any of the provisions in the Agreement;

(4)	conduct on his part, which violates any applicable state or Federal law; or

(5)	conduct on his part, which, in the reasonable discretion of the Board, would make his continued employment prejudicial to the best interest of QNB.

Following a change of control of QNB (which is defined as any one person or group obtaining voting control of 25% or more of QNB’s outstanding common stock) Mr. Bisko's employment may only be terminated if he materially breaches his obligations under the employment agreement, fails or refuses to comply with the proper and reasonable written policies of the Board of Directors, or is convicted of a felony. If Mr. Bisko's employment is terminated for reasons other than, among others, discharge for cause, a change in control of QNB, or death or disability, Mr. Bisko is entitled to receive a lump sum severance payment equal to 2.99 times his then current base salary. If Mr. Bisko were terminated at the minimum base salary of $310,000 as of January 1, 2011, he would be entitled to receive a maximum lump sum payment equal to $926,900. Such a provision may be deemed to be "anti-takeover" in nature inasmuch as it may discourage a potential acquirer who may desire to replace Mr. Bisko with a new president. In the event of Mr. Bisko's death or disability, QNB shall pay either to Mr. Bisko, his estate, or his designated beneficiary, an amount equal to his then current base salary in twelve equal monthly installments, which amounts may be reduced based upon the receipt of any life or disability insurance proceeds from policies maintained by and at the expense of QNB.  Under Section 280G of the Internal Revenue Code, payments to an executive made upon a change of control (“parachute payments”) which exceed three times the executive’s five year average annualized compensation will be subject to the following tax consequences:  (i) the paying corporation is denied any deduction for employee compensation on the excess payment and (ii) the recipient is subject to a nondeductible 20% excise tax on such excess payment (in addition to income taxes).  If 280G were to be applicable to payments made to Mr. Bisko upon a change of control, Mr. Bisko would be responsible for any taxes on benefits in excess of amounts that are considered parachute payments under the Internal Revenue Code, and QNB would not be entitled to take a deduction for the amounts paid with respect to the parachute payment.

The Bank provides Mr. Bisko, for the benefit of his named beneficiary, with a salary continuation agreement. In the event of Mr. Bisko's death, the agreement provides his beneficiary with monthly income for 180 consecutive months. The agreement is enforceable only while Mr. Bisko remains employed by the Bank. If Mr. Bisko's employment is terminated for any reason other than death all rights under the agreement will be terminated. The benefits are funded through an insurance policy with the cost limited to the annual premium on the policy. Mr. Bisko is also reimbursed for all reasonable and necessary expenses related to his duties.

QNB and Mr. Freeman are parties to an employment agreement that is for a period (the “Employment Period”) beginning on the effective date of the agreement, and if not previously terminated pursuant to the terms of the agreement, ending one year later; provided, however, that the Employment Period shall be automatically renewed on the first anniversary date of the commencement of the Employment Period (the “Renewal Date”) for a period ending one year from the Renewal Date unless either party shall give written notice of non-renewal to the other party at least 90 days prior to the Renewal Date, in which event the agreement shall terminate at the end of the Employment Period.  If the agreement is renewed on the Renewal Date, it will be automatically renewed on the first anniversary date of the Renewal Date and each subsequent anniversary (the “Annual Renewal Date”) for a period ending one year from each Annual Renewal Date, unless either party gives written notice of non-renewal to the other party at least 90 days prior to the Annual Renewal Date, in which case the agreement shall terminate at the end of the Employment Period.  Under the terms of the employment agreement, Mr. Freeman is to be employed as the President of QNB and President and Chief Operating Officer of the Bank, at a current annual base salary of $260,000, and shall perform all duties and accept all responsibilities incident to such positions as may be assigned by the Chief Executive Officer. Mr. Freeman may be discharged at any time for just and proper cause, which includes:

(1)
Executive is convicted of or pleads guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving moral turpitude, or the actual incarceration of Executive for a period of 30 consecutive days or more;

(2)
A government regulatory agency recommends or orders in writing that the Corporation or the Bank terminate the employment of Executive with the Corporation or the Bank or relieve Executive of Executive’s duties as such relate to the Corporation or the Bank;

(3)
Executive willfully and continuously fails to follow the lawful instructions of the Corporation CEO, the Bank CEO, the Board, or the Bank Board (which instructions must be consistent with the terms of this Agreement), other than a failure resulting from Disability;

(4)	A willful act of material dishonesty on the part of Executive with respect to any material matter involving the Corporation or the Bank;

(5)	Executive willfully fails to timely report to the Corporation CEO, the Bank CEO, the Board, or the Bank Board information having a material adverse effect on Corporation or Bank business operations;

(6)	Theft or material misuse by Executive of Corporation or Bank property;

(7)	Executive fails to conform in any material respect to the Corporation’s or Bank’s code of conduct; or

(8)	A material breach of this Agreement by Executive.

QNB will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Corporation and/or the Bank to expressly assume and agree to perform Mr. Freeman’s agreement in the same manner and to the same extent that QNB would be required to perform it if no such succession had taken place. If Mr. Freeman's employment is terminated without cause, Mr. Freeman is entitled to receive his annual base salary then in effect for a period of 12 months.  In the event of Mr. Freeman's death or disability, the agreement will terminate and QNB shall pay either to Mr. Freeman or his dependents any benefits due to him under the employee benefit plan.

Change of Control Agreement

On July 18, 2000, QNB and the Bank entered into a change of control agreement with Bret H. Krevolin, Executive Vice President and Chief Financial Officer of the Bank. This agreement provides certain benefits to Mr. Krevolin in the event of a change of control of QNB or the Bank. The agreement becomes operative only if (i) Mr. Krevolin is an employee of QNB and the Bank upon a change in control and (ii) he is not offered substantially equivalent position following the change in control. Under the Agreement, a change in control includes, among other things, a merger, consolidation, division or disposition of substantially all of the assets of QNB or the Bank, or a purchase by QNB or the Bank of substantially all of the assets of another entity, unless, in either case, the transaction is approved in advance by 70% or more of the members of the Board of QNB or the Bank who are not interested in the transaction and a majority of the members of the Board of the surviving entity and of the Board of Directors of such entity’s parent corporation, if any, are former members of the Board of QNB or Bank. A change of control also includes the acquisition by a person or group of beneficial ownership of 25% of more of the voting securities of QNB or the Bank. It also includes a situation where, during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of QNB or the Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

The agreement specifies payment to Mr. Krevolin upon his termination on or before the three year anniversary of the date of the change of control in an amount equal to the product of the average aggregate annual compensation paid by QNB and the Bank which is includable in his gross income for Federal income tax purposes during the five calendar years preceding the taxable year in which the date of the termination occurs, multiplied by two. The agreement further provides that, if this lump sum payment, when added to all other amounts or benefits provided to or on behalf of Mr. Krevolin in connection with his termination of employment, would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the Code), such payment would be reduced to the extent necessary to avoid such excise tax imposition. In addition, if any portion of the amount payable to Mr. Krevolin is determined to be non-deductible pursuant to the regulations promulgated under Section 280G of the Code, QNB is required only to pay to him the amount determined to be deductible under Section 280G. The determination of any reduction in the lump sum payment pursuant to the foregoing provisions will be made by QNB’s independent registered public accounting firm.

DIRECTOR COMPENSATION

The following table illustrates compensation earned by non-employee directors for the year ended December 31, 2010. Each director of QNB is also a member of the Bank’s Board of Directors.

Fees Earned or
or Paid in Cash
Name and Position	($)
Kenneth F. Brown, Jr.	25,750
Dennis Helf	42,100
G. Arden Link	19,800
Charles M. Meredith, III	29,325
Anna Mae Papso	25,000
Gary S. Parzych	21,525
Bonnie L. Rankin	18,125
Henry L. Rosenberger	18,825
Edgar L. Stauffer	20,925

During 2011, directors, with the exception of Mr. Bisko, will receive an annual fee of $7,500. The Chairman of the Board, Dennis Helf, will receive additional compensation of $10,000 and the Corporate Secretary, Charles Meredith, will receive an additional $2,000. In addition, each director will receive a fee of $600 for each Bank Board meeting attended. Directors are not reimbursed for QNB Board meetings. Members of the committees of the Board of Directors will receive $325 for each committee meeting attended, provided the committee meeting was not held as part of a scheduled Board meeting. The Chairperson of the Audit Committee, Anna Mae Papso, will receive additional compensation of $2,000. In addition, the Chairman of the Compensation Committee, Edgar Stauffer, will receive additional compensation of $750 and the Chairman of the Building Committee, Gary Parzych, will receive additional compensation of $750.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

QNB and the Bank have not entered into any material transactions, proposed or consummated, with any director or executive officer, or any 5% security holder, of QNB or the Bank, or any associate of the foregoing persons, with the exception of that disclosed below. QNB and the Bank have engaged in and intend to continue to engage in banking and financial transactions in the ordinary course of business with directors and officers of QNB and the Bank and their associates on comparable terms with similar interest rates as those prevailing from time to time for other bank customers. The Bank makes loans to its officers and directors, as well as their immediate families and companies, in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Bank, and these loans did not involve more than the normal risk of collection or present other unfavorable features. The aggregate amount of indebtedness outstanding as of the latest practicable date, March 31, 2011, to the above described group was $4,649,000.

SHAREHOLDER COMMUNICATIONS

The Board of Directors does not have a formal process for shareholders to send communications to the Board. Due to the infrequency of shareholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by QNB from shareholders are shared with the full Board no later than the next regularly scheduled Board meeting. Written communication should be mailed to the CEO at the Corporation's offices at P.O. Box 9005, Quakertown, PA 18951.

NOMINATIONS AND SHAREHOLDER PROPOSALS

Nominations of individuals for election to the Board of Directors may be made by any shareholder if made in writing and delivered or mailed to the CEO of QNB, not less than 45 days or more than 60 days prior to any shareholder meeting called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to shareholders, the nomination shall be mailed or delivered to the CEO of QNB not later than the close of business on the 7th day following the day on which the notice of the meeting was mailed. The notification must contain the following information to the extent known to the notifying shareholder:

(a)	the name and address of each proposed nominee;
(b)	the principal occupation of each proposed nominee;
(c)	the total number of shares of QNB common stock that will be voted for each proposed nominee;
(d)	the name and residential address of the notifying shareholder; and
(e)	the number of shares of QNB common stock owned by the notifying shareholder.

Nominations not made in accordance with these provisions may be disregarded by the Chairman at the annual meeting.

If you wish to include a proposal in the Proxy Statement for the 2012 Annual Meeting of Shareholders, your written proposal must be received by the Corporation no later than December 26, 2011. The proposal should be mailed by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the SEC, the laws of the State of Pennsylvania, and the Corporation’s Bylaws. Shareholder proposals may be mailed to the Secretary of QNB, QNB Corp., P.O. Box 9005, Quakertown, PA 18951-9005.

The rules of the SEC provide that, if the Corporation does not receive notice of a shareholder proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then the Corporation will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting. The deadline for these proposals for the year 2012 annual meeting is March 9, 2012. If a shareholder gives notice of such a proposal after this deadline, the Corporation’s proxy holders will be allowed to use their discretionary authority to vote against the shareholder proposal when and if the proposal is raised at our 2012 Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires QNB's officers and directors and persons who own more than 10% of QNB's common stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% owners are required by SEC regulations to furnish QNB with copies of all Section 16(a) forms they file.

To the Board of Directors’ knowledge, based solely on review of the copies of such reports furnished to QNB during fiscal year ended December 31, 2010, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with except for Thomas J. Bisko, who inadvertently filed one form late relating to one transaction.

OTHER MATTERS

Management is not aware of any business to come before the annual meeting other than those matters described in the proxy statement and the accompanying notice of annual meeting. However, if any other matters should properly come before the annual meeting, it is intended that the proxies hereby solicited will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies or the recommendation of the Board of Directors.

If there are not sufficient votes for approval of any of the matters to be acted upon at the annual meeting, the annual meeting may be adjourned to permit the further solicitation of proxies.

MISCELLANEOUS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the QNB’s Proxy Statement may have been sent to multiple shareholders in your household. QNB will promptly deliver a separate copy of the document to you if you request one by writing or calling as follows: Jean Scholl at QNB Corp., P.O. Box 9005, Quakertown, PA 18951-9005, telephone (215) 538-5600. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

UPON REQUEST OF ANY SHAREHOLDER, A COPY OF THE CORPORATION’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010, INCLUDING A LIST OF THE EXHIBITS THERETO, REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13a-1 UNDER THE EXCHANGE ACT MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO THE CORPORATION’S ASSISTANT SECRETARY AT QNB CORP., P.O. BOX 9005, QUAKERTOWN, PA 18951-9005.

Exhibit A

QNB CORP.

2011 EMPLOYEE STOCK PURCHASE PLAN

1.           PURPOSE. The purpose of the QNB Corp. 2011 Employee Stock Purchase Plan is to provide an incentive for Eligible Employees to remain in the employ of the Corporation and to devote their best efforts to its success by affording such employees an opportunity to acquire the Corporation’s Common Stock in a convenient and advantageous manner and to maintain a proprietary interest in the Corporation. The Plan is intended to be an “Employee Stock Purchase Plan”, pursuant to Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.           DEFINITIONS. Whenever used in the Plan:
(a)	[“Alternative Offering Price” means 90% of the Fair Market Value of Common Stock on the last day of the Offering Period (November 30 or May 31) next following the beginning of the Offering Period.]

(b)	“Beneficiary” means the person designated by an Eligible Employee, in accordance with Section 11(e), to make the elections prescribed in Section 11(d) in the event of such Eligible Employee’s death.

(c)	“Board” means the Board of Directors of QNB Corp.

(d)	“Code” means the Internal Revenue Code of 1986, as amended.

(e)
“Committee” means the Committee of officers appointed by the Corporation’s Board of Directors. The initial members of the Committee shall be Thomas J. Bisko, Chief Executive Officer, David W. Freeman, President, and Bret H. Krevolin, Chief Financial Officer.

(f)	“Common Stock” means the Common Stock, par value $.625 per share, of the Corporation, adjusted in accordance with Section 17 of the Plan.

(g)
“Compensation” means the Eligible Employee’s wages, salaries, fees for professional services and other amounts received for professional services actually rendered in the course of employment with the Corporation to the extent that the amounts are includible in gross income (including but not limited to, commissions paid to salesmen, compensation for services on the basis of percentage of the profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a non-accountable plan (as described in Treasury Regulation 1.62-2(c)) for a Plan Year.

(h)	“Corporation” means QNB Corp. and such of its Subsidiaries existing as of the effective date of the adoption of the Plan, or thereafter acquired, as may be designated from time to time by the Board.

(i)	“Disability” means total disability as defined in the long-term disability plan of the Corporation.

(j)
“Eligible Employee” means any person, including a Corporation officer, who is an employee of the Corporation for tax purposes and who is customarily employed for at least twenty (20) hours per week and has been continuously employed by the Corporation for at least one year preceding the Offering Date. Notwithstanding the foregoing, an employee shall be deemed to be continuously employment in the case of (i) a bona fide leave of absence (including sick leave, military leave, or any other bona fide leave of absence approved by the Plan Administrator), provided that such leave is for a period of not more than three months, unless reemployment upon the expiration of such leave is guaranteed by contract or statute; or (ii) transfers between locations of the Corporation or between the Corporation and its Subsidiaries.

(k)
“Fair Market Value” means the closing bid price of Common Stock as reported by a national securities exchange or consolidated reporting system, as the case may be, on which the shares of Common Stock are traded on such date, including the NASDAQ National Market.

Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value of Common Stock subject to an option shall be inconsistent with Section 423 of the Code or regulations thereunder.

(l)	“Offering Date” means each June 1 or December 1 during the term of the Plan, the days designated by the Board for any offering made under the Plan.

(m)
“Offering Period” means the period of six (6) months for each offering made under the Plan commencing on each Offering Date, during which payroll deductions shall be made from the Compensation of Eligible Employees granted an option under the offering.

(n)
“Offering Price” means the percentage, which must be at least 90%, as the Committee may determine in its discretion from time to time, of the Fair Market Value of Common Stock on an Offering Date (June 1 or December 1) of each year during the term of the Plan.

(o)	“Plan” means the QNB Corp. 2011 Employee Stock Purchase Plan, as amended from time to time.

(p)	“Plan Administrator” means the person or entity appointed by the Board to administer the Plan in accordance with Section 3.

(q)	“Retirement” means retirement as defined under the QNB Bank Retirement Savings Plan or any applicable pension plan of a Subsidiary.

(r)
“Subsidiary” means a domestic or foreign subsidiary corporation of QNB Corp., of which not less than 50% of the voting shares are held by the Corporation or by a Subsidiary, whether or not such Corporation now exists or is hereafter organized or acquired by the Corporation or a Subsidiary.

3.           ADMINISTRATION.
(a)
The Chief Financial Officer shall serve as Plan Administrator. Except where the Plan specifically reserves the determination of matters to the Board, the Plan shall be administered by the Plan Administrator. In addition to the Plan Administrator’s duties with respect to the Plan stated elsewhere in the Plan, the Plan Administrator shall have full authority, consistently with the Plan, to interpret the Plan, to promulgate such rules and regulations with respect to the Plan as are deemed desirable and to make all other determinations necessary or desirable for the administration of the Plan. Except as provided in paragraph (b), all decisions, determinations and interpretations of the Plan Administrator shall be binding upon all persons participating in the Plan.

(b)
If a claim for benefits under the Plan is wholly or partially denied by the Plan Administrator, the claimant may request the Committee to review the denial of his or her claim. The Committee shall make a decision and furnish such decision to the claimant and the Plan Administrator within a reasonable period of time after the request for review is made. All decisions of the Committee shall be final and binding upon all persons participating in the Plan.

(c)
It is intended that the Plan shall constitute an “Employee Stock Purchase Plan” within the meaning of Section 423 of the Code. The Plan Administrator shall administer the Plan in such a manner as to carry out this intention.

4.           SHARES SUBJECT TO THE PLAN. The aggregate number of shares of Common Stock that may be purchased pursuant to options granted under the Plan is 30,000 shares, subject to adjustment pursuant to Section 17. All options granted pursuant to the Plan shall be subject to the same rights and privileges. The shares of Common Stock delivered by the Corporation pursuant to the Plan may be previously issued shares reacquired by the Corporation or authorized but unissued shares. If any option expires or terminates for any reason without having been exercised in full, the shares covered by the unexercised portion of such option shall again be available for options within the limit specified above.

5.           OFFERINGS. Subject to the provisions of the Plan, the Board shall from time to time in its discretion make offerings to Eligible Employees to purchase Common Stock under the Plan. The terms and conditions for each such offering shall specify the Offering Date, the Offering Price, the Offering Period and the number of shares of Common Stock that may be purchased under the offering. It is anticipated, but not required, that additional Offering Periods of six months each will be made under the Plan commencing on December 1 and June 1 of each year during the term of the Plan. The initial offering will commence on June 1, 2011.

6.           NUMBER OF SHARES EMPLOYEE MAY PURCHASE.
(a)
Pursuant to any offering made under the Plan, and subject to the provisions of the Plan, no Eligible Employee may be granted an option to purchase shares of Common Stock under the Plan that would permit him or her to purchase shares of Common Stock that exceed $15,000 of Fair Market Value of such stock (determined at the time such option was granted) for each calendar year for which such option was outstanding. The Board may change from time to time the total dollar limit of shares that may be purchased by an Eligible Employee for each calendar year for which such option was outstanding, but not to exceed the limitations contained in Section 423 of the Code.

(b)
No Eligible Employee may be granted an option to purchase shares of Common Stock under the Plan if such Eligible Employee, immediately after the option is granted, would own stock possessing five (5) percent or more of the total combined voting power or value of all classes of stock of the Corporation or its Subsidiaries. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply and stock which the Eligible Employee may purchase under outstanding stock options shall be treated as stock owned by such Eligible Employee.

7.           METHOD OF PARTICIPATION.
(a)	The Plan Administrator shall give notice to Eligible Employees of each offering of options to purchase shares of Common Stock pursuant to the Plan and the terms and conditions for each offering.

(b)
Each Eligible Employee who desires to accept all or any part of the option to purchase shares of Common Stock under an offering shall signify his or her election to do so by authorizing the Corporation, in the form and manner prescribed by the Plan Administrator, to make payroll deductions in any whole percentage of Compensation of at least 1 percent (1%) and not more than 5 percent (5%). Such election and authorization must be made at least 15 days prior to an Offering Period and shall continue in effect unless and until such Eligible Employee changes his or her payroll deductions or terminates his or her employment with the Corporation, as provided in Section 8 and 11 respectively.

(c)	The Board may change from time to time the minimum and maximum percentage limits of payroll deductions set forth in Section 7(b) of the Plan.

8.           PAYROLL DEDUCTIONS.
(a)
The percentage of Compensation elected by each Eligible Employee for the purchase of shares of Common Stock covered by the option granted to such Eligible Employee in any offering shall be deducted during the Offering Period specified in the offering through regular payroll deductions, and shall be credited to an account maintained in his or her name. The percentage of Compensation so deducted may not be increased or decreased by the Eligible Employee at any time during the Offering Period except as provided in Sections 7(b) and 8(b) of the Plan.

(b)
To the extent necessary to comply with the provisions of Section 423(b) of the Code, at any time during the Offering Period for any offering, an Eligible Employee granted an option to purchase shares of Common Stock under such offering may direct the Corporation to suspend further payroll deductions with respect to such option, in which case all payroll deductions with respect to such option shall cease as soon as administratively practical. In that event, any amounts already credited to his or her account during the Offering Period in which such suspension occurs shall be retained by the Corporation until the end of such Offering Period, at which time such amounts shall be used to purchase shares under the option in accordance with Section 9. An Eligible Employee who has suspended further payroll deductions may direct the Corporation to reinstate deductions at the next Offering Period. An Eligible Employee’s election to suspend payroll deductions, or to reinstate deductions, shall be made by the filing of a notice with the Plan Administrator in the form and manner and within the time period prescribed by the Plan Administrator, and such changes shall be effective as soon as administratively practical.

9.           EXERCISE OF OPTIONS AND PURCHASE OF SHARES.
(a)
Unless an Eligible Employee granted an option under any offering has subsequently suspended payroll deductions pursuant to Section 8, such option shall be deemed to have been exercised as of the last day of the Offering Period for such offering and shall become on such date an irrevocable obligation to purchase Common Stock in accordance with the provisions of the Plan. The number of shares of Common Stock purchased each Offering Period by each such Eligible Employee shall be determined by dividing (i) the amount (including all payroll deductions) accumulated in his or her account during such Offering Period by (ii) [the lower of] the Offering Price [or the Alternative Offering Price], but in no event shall the aggregate number of shares purchased in any Offering Period exceed the maximum number of shares such Eligible Employee was entitled to purchase pursuant to the limitations provided in Section 6. The shares of Common Stock purchased by each such Eligible Employee pursuant to this Section 9 shall be credited to such Eligible Employee’s account, and shall be held in such account until withdrawn, distributed or sold pursuant to Section 10, 11 or 19, whichever is applicable. Any dividends paid by the Corporation on shares credited to an Eligible Employee’s account shall be paid in cash directly to the Eligible Employee.

(b)
If, with respect to any offering made under the Plan, the Eligible Employees participating in the offering become entitled at the end of the Offering Period to purchase more than the aggregate number of shares of Common Stock specified by the Board as available under the offering, number of shares of Common Stock purchased by each Eligible Employee shall be reduced proportionately so that the maximum number of available shares for the offering is not exceeded, and any amounts remaining in the accounts of Eligible Employees shall be refunded to each as soon as practicable thereafter.

10.	WITHDRAWAL OF SHARES.
(a)
An Eligible Employee may, at any time, elect to withdraw part or all of the shares of Common Stock, except fractional shares, held in his or her account pursuant to Section 9. As soon as practicable thereafter, a certificate for the number of whole shares which such Eligible Employee has elected to withdraw shall be issued to him or her. No certificate for fractional shares shall be issued and the value of any such fractional shares, as determined by the Plan Administrator, shall be paid in cash.

(b)
An Eligible Employee’s election to withdraw shares of Common Stock pursuant to paragraph (a) shall be made by the filing of a notice with the Plan Administrator in the form and manner prescribed by the Plan Administrator.

11.	RIGHTS UPON DEATH OR OTHER TERMINATION OF EMPLOYMENT.
(a)
If the employment of an Eligible Employee granted an option to purchase shares of Common Stock under any offering terminates during the Offering Period for such offering because of (i) death, (ii) Disability, or (iii) Retirement within three months of the end of the Offering Period, the Eligible Employee or, if applicable, such Eligible Employee’s Beneficiary or estate representative, may elect to (i) cancel the option, in which event the Corporation shall distribute the balance in such Eligible Employee’s account as soon as practicable thereafter, or (ii) exercise the semi-annual installment of the option for the Offering Period during which such termination of employment occurs, in which event any amounts already credited to such Eligible Employee’s account during such Offering Period shall be retained by the Corporation until the end of such Offering Period, at which time such amounts shall be used to purchase shares under the option in accordance with Section 9, and as soon as practicable thereafter the Corporation shall distribute the balance of such account.

(b)
If the employment of an Eligible Employee granted an option under any offering terminates for any reason other than death, Disability or Retirement within three month of the end of the Offering Period, the Corporation shall distribute such Eligible Employee’s account as soon as practicable thereafter.

(c)
If shares of Common Stock represent any portion of the balance in an Eligible Employee’s account which is required to be distributed pursuant to paragraph (a) or (b) of this section, the Eligible Employee or, if applicable, such Eligible Employee’s Beneficiary or estate representative, may elect to receive a distribution of such shares, in which event a certificate for such shares shall be issued, provided that no certificate for fractional shares shall be issued and the value of any remaining amounts, as determined by the Plan Administrator, shall be distributed in cash.

(d)
An election pursuant to paragraph (a) or (c) of this section shall be made by the filing of a notice with the Plan Administrator in the form and manner and within the time period prescribed by the Plan Administrator. If no such notice is filed within the time period prescribed by the Plan Administrator, (i) in the case of the election provided in paragraph (a), the Corporation shall treat the option as canceled in accordance with subdivision (i) of that paragraph, and (ii) in the case of the election provided in paragraph (c), the Plan Administrator shall distribute certificates for the shares in accordance with that paragraph.

(e)
Each Eligible Employee may designate a Beneficiary, in the form and manner prescribed by the Plan Administrator, to make the elections prescribed in paragraph (d) of the section in the event of such Eligible Employee’s death. Such Beneficiary designation may be changed by the Eligible Employee at any time. If there is no valid Beneficiary designation at the time of the Eligible Employee’s death (because the designated Beneficiary predeceased the Eligible Employee for any other reason), the election shall be made by the executor or administrator who is the representative of the Eligible Employee’s estate.

12.           SHAREHOLDER RIGHTS. An Eligible Employee granted an option to purchase shares of Common Stock under the Plan shall not be entitled to any rights as a shareholder with respect to any shares covered by such option until such shares shall have been registered on the transfer books of QNB Corp. in the name of such person.

13.           RIGHTS NOT TRANSFERABLE. An Eligible Employee’s rights under the Plan are exercisable, during his or her lifetime, only by such employee and may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign or transfer such rights shall be void and shall automatically cause the option held by the Eligible Employee to be terminated. In such event, any cash remaining in the account of such Eligible Employee shall be refunded to him or her.

14.           NOTICE OF PREMATURE DISPOSITION. If within two years after the date of grant of an option to an Eligible Employee under the Plan or within one year after the transfer of shares of Common Stock to such Eligible Employee on any exercise of the option, the Eligible Employee makes a disposition (as defined in Section 424(c) of the Code) of shares of such Common Stock, such Eligible Employee shall notify the Plan Administrator within 10 days after such disposition.

15.           USE OF PROCEEDS. The proceeds received by the Corporation from the sale by it of shares of Common Stock to persons exercising options pursuant to the Plan will be used for the general purposes of the Corporation.

16.           LAWS, REGULATIONS AND LISTINGS. All rights granted or to be granted to Eligible Employees under the Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale or transfer of the shares of Common Stock reserved for the Plan including without limitation, there being a current registration statement covering the offer of shares of Common Stock purchasable under options on the last day of the Offering Period applicable to such options. If a registration statement shall not then be effective, the term of such options and the Offering Period shall be extended until the first business day after the effective date of such registration statement, or post-effective amendment thereto, but in no event later than 27 months after the date such options were granted. In addition, all rights are subject to the due listing of such shares of Common Stock on any stock exchanges where the Common Stock is listed.

17.           ADJUSTMENT UPON CHANGES IN CAPITALIZATION. If there is a change in the number or kind of outstanding shares of Common Stock of QNB Corp., by reason of a stock dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination or reclassification of the Common Stock, including any change in the number of shares of Common Stock in connection with a change of domicile of the Corporation, or any increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Corporation, including the conversion of any convertible securities, appropriate adjustments shall be made by the Board to the number and kind of shares available for options, the Offering Price and Alternative Offering Price, and other relevant provisions, to the extent that the Board, in its sole discretion, determines that such change makes the adjustments necessary or equitable, which adjustments shall be final, binding and conclusive.

18.           NO EMPLOYMENT RIGHTS. Nothing in the Plan shall confer upon any employee of the Corporation any right to continued employment, or interfere with the right of the Corporation to terminate his or her employment at any time.

19.           TERMINATION; AMENDMENTS.
(a)
The Board may, at any time, terminate the Plan. Unless the Plan shall previously have been terminated by the Board, it shall terminate on May 31, 2016. No option may be granted after such termination. Upon termination of the Plan, shares of Common Stock held in the accounts of Eligible Employees shall be issued to them, and cash, if any, remaining in such accounts shall be refunded to them, unless such shares and cash are transferred to a successor plan, if any, at the election of the Eligible Employee.

(b)
The Board may, at any time or times, amend the Plan or amend any outstanding options or options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law.

(c)
Except as provided in Section 17, no such amendment of the Plan shall, without the approval of the shareholders of QNB Corp. (which shall not occur more frequently than once every six months): (i) increase the maximum number of shares which may be purchased pursuant to options granted under the Plan; (ii) reduce the price at which shares of Common Stock subject to options granted under the Plan may be purchased; (iii) change the definition of Subsidiaries eligible to participate in the Plan; or (iv) materially increase the benefits accruing to participants in the Plan.

(d)	No termination or amendment of the Plan shall, without the consent of an Eligible Employee, adversely affect the Eligible Employee’s rights under any option previously granted under the Plan.

20.           EFFECTIVE DATE. The Plan shall become effective upon adoption by the Board; provided, however, that the Plan shall be submitted to the shareholders of QNB Corp. within 12 months of such adoption for approval in accordance with corporate law of the Commonwealth of Pennsylvania, and if not approved by such shareholders shall be of no force and effect.

IN WITNESS WHEREOF, the Corporation has caused the Plan to be duly executed by its officers as of the 22nd day of March, 2011.

(SEAL)

Attest:	QNB CORP.

/s/ Bret H. Krevolin	/s/ Thomas J. Bisko
Bret H. Krevolin	Thomas J. Bisko
Chief Financial Officer	CEO

REVOCABLE PROXY
QNB Corp.

X PLEASE MARK VOTES AS IN THIS EXAMPLE

QNB CORP MEETING OF SHAREHOLDERS – MAY 24, 2011
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Norman L. Baringer, Donald T. Knauss and Philip D. Miller, and each of them, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of QNB Corp. common stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the offices of QNB Bank, 320 West Broad Street, Quakertown, PA 18951 at 11:00 a.m., eastern time on Tuesday, May 24, 2011, and any adjournment or postponement thereof.

	For	With-held	For All Except
1. Election of Class II Directors to serve a term of three years and until their successors are elected.	☐	☐	☐

Kenneth F. Brown, Jr.
Henry L. Rosenberger
Anna Mae Papso
Edgar L. Stauffer

To withhold authority to vote for any individual Nominee, mark "For All Except" and write that Nominee's name(s) in the space provided below.

____

4. In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement of the Meeting.

The Board of Directors recommends a vote "FOR" on all proposals.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted for all nominees listed above, for the adoption of the 2011 Employee Stock Purchase Plan and for the appointment of ParenteBeard LLC as QNB's independent registered public accounting firm for 2011. If any other business is properly presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above —————— Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

QNB Corp.

Please sign exactly as name appears on this proxy card. When signing as an attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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